Press Release	Source: Left Right Marketing Technology Inc.

Let the Grazing Begin! Left Right Marketing Technology, Inc. Launches CrazyGrazer.Com

Friday October 1, 9:47 am ET

Revolutionary Retail E-Commerce Site "Open For Business" at 9 a.m. ET

LAS VEGAS--(BUSINESS WIRE)--Oct. 1, 2004-- Crazy Grazer LLC, a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News), proudly announced the much anticipated launch of the retail E-Commerce site, CrazyGrazer.com at 9 a.m. ET.

"It gives me great pleasure to announce that CrazyGrazer.com is open for business," noted Left Right Marketing Technology and Crazy Grazer LLC, Chairman, Rock Newman. "With the launch of CrazyGrazer.com we have officially placed the service back in E-Commerce and we will not rest until we are widely recognized as the undisputed market leaders in retail E-Commerce."

At 9 a.m. ET, Mr. Newman and Left Right Marketing Technology, Inc and Crazy Grazer LLC, President / CEO Mick Hall officially declared CrazyGrazer.com open for business from New York, NY where the duo were making the round's promoting the site's launch.

"The launch of CrazyGrazer.com is the first of many new consumer friendly windows Left Right Marketing Technology, Inc. plans on opening into the world of retail E-Commerce", added President / CEO, Mick Hall. "Our rededication to our technology infrastructure through our partnership with Vcommerce coupled with our dedication to unparalleled service will be a welcomed change for consumers."

CrazyGrazer.com's launch officially enables customers to "graze where the grass is greener" and purchase any one of over 1.5 million products in 16 different categories including: Computers; Electronics; DVD's; Software; Videos; Books; Music; Sports & Outdoors; Toys; Video Games; Musical Instruments; Health & Beauty; Home Office & Supplies; Home & Appliances; Gifts & Gourmet; Cameras & Optics; and more.

In addition to the website, CrazyGrazer.com offers consumers the option to dial its 24-hour hotline 1-866-TO-GRAZE (1-866-864-7293) to shop using CrazyGrazer's friendly customer care representatives ready to assist them with all their personal shopping needs. For many, CrazyGrazer.com's 24-hour customer care center will offer a welcomed alternative to other E-Commerce company's automated directories and unfriendly service staff.

By year's end CrazyGrazer.com is scheduled to offer over 12 million different consumer products in a wide array of categories and anticipates the placement of their first branded Public Access Shopping Kiosks in time for the holiday shopping season with the CrazyGrazer.com "In Room Hotel Shopper" and wireless communication initiatives scheduled to launch in early 2005.

Investors and LRMK stockholders are urged to read LRMK's annual report on Form 10-KSB and Forms 8-K, available free of charge on the SEC's website, www.sec.gov.

About CrazyGrazer.com

CrazyGrazer.com is a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News). CrazyGrazer.com brings the best brands together in a customer-friendly store environment featuring a 24-hour customer care center staffed with respectful, hard working, helpful service representatives, and not automated systems. Crazygrazer.com is a company dedicated to building lasting, life-long relationships with customers.

About Left Right Marketing Technology, Inc.

Left Right Marketing Technology, Inc., (LRMK) traded on the Over-the-Counter Bulletin Board (OTCB: LRMK), owns and operates CrazyGrazer.com - a Nevada based e-commerce shopping mall (www.crazygrazer.com) - and has executed a letter of intent to acquire Neolink Wireless Content - a Los Angeles-based wireless broadcast company, currently operating two MobiTV (www.MobiTV.com) live television channels available to SPRINT PCS Vision cellular customers. In line with LRMK's vision, both companies are prepared to be ever changing and poised to respond to new developments in technology, unique product offerings and appeal to a diverse customer base.

Forward-Looking Statements: The statements in this press release regarding the company's overarching business plans, any opinions expressed about those plans, any benefits of the anticipated consumer impact from this announcement, anticipated perceptions of stock holders based on this announcement and financial forecasts and savings, the Company's future success, the Company's ability to take advantage of market trends, the success of e-commerce, future opportunities and any other effect, result or aspect of the transactions and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired business, costs, delays, and any other difficulties related to the outlet store launch, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Left Right Marketing Technology Inc.

Bonnie Smith, 702-260-9305

bsmith@crazygrazer.com

or

Alan Taylor Communications

Charles Leone, 212-714-1280

charles@alantaylor.com

Source: Left Right Marketing Technology Inc.